Exhibit 5.1

Yaakov Neeman*
Tuvia Erlich
Meir Linzen
Alan Sacks
Yaacov Brandt
Ehud Sol
Janet Levy Pahima
Amir Seraya
Yael (Neeman) Bar-Shai
Yaacov Sharvit
Eliot Sacks
Baruch Katzman
David Zailer
Neil Wilkof
Mark Phillips
Adam Eytan
Orly Gerbi
Moshe Hardi
Gilad Wekselman
Yossi Ashkenazi
Gil White
Anthony Leibler
Eldad Chamam
Ilanit Landesman Yogev
Limor Hodir
Ory  Nacht
Maya Racine Netser
Esther Sternbach
Roni Libster
Menachem Neeman
Karen  L. Elburg
Hanan Haviv
Liat Shaked-Katz
Ruth Dagan
Asher Dovev
Odelia Offer
Sharon Petel
Moria Tam-Harshoshanim
Guy Katz
Daniel Reisner

Nurit Dagan
Yaniv Dinovitch
Nir Raber
Harriet Finn
Jay K. Kupietzky
Alon Ziv
Ofir Segev
Ran Hai
Ronen Reingold
Haya Ehrman
Tal Dror Schwimmer
Shai Kagan
Chagai Vered
Gilad Majerowicz
Yuval Navot
Irit Roth
Boaz Golan
Michal Caspi
Shira Margalit -Elbaz
Efri Berkovich
Yehoshua Gurtler
Shachar Porat
Amir Peres
Yair Geva
Nir Dash
Itzhak Shragay
Eran Lempert
Tamara Tapoohi Waldman
Hanna Bilavsky
Saar Pauker
Orit Hipsher
Moshe Yaacov
Daniel Lipman Lowbeer
Carmit Keanan
Moran Yemini
Ofer Granot
Tal Even-Zahav
Haim Machluf
Ruth Bergwerk
Ron Ben-Menachem

Yuval Meidar
Aviram Hazak
Aya Ben David Ashbel
Efrat Ben-Eliezer
Sagit Avital-Asaf
Rotem Virnik
Robert Wiseman
Michal Gutelzon
Dan Sharot
Vladi Borodovsky
Itai Sarfaty
Elad Shaul
Gal Schwartz
Ran Kedem
Ra'anan Sagi
Na’ama Babish
Revital Katz
Eran Wagner
Orit Strauss
Dana Gal-Altbauer
Ronen Hausirer
Michal Haberfeld
Hen Tirosh
Racheli Pry-Reichman
Gilad Neeman
Ifat Pagis-Gelman
Ayelet Regavim-Kahanov
Ariel Yosefi
Asaf Nahum
Tal Hamdi
Yael Chervinsky  Edan
Gilad Shay
Roi Hayun
Coby Solomon
Maayan Hammer-Tzeelon
Chen Luzzatto
Keren Assaf
Tseela Yurkevich
Limor Lerner  Shechter
Adina Shapiro

Lev Zigman
Noa Landau Bar-Ner
Uriel Mozes
Tsouriel Picard
Tamar Fefer-Solomon
Elad Wieder
Ilana Berman-Nir
Tamar Bachar
Nir Gal
Adar Ortal
Ohad Elkeslassy
Efrat Tzur
Dana Kashi
Nir Miller
Dikla Nassi
Chen Dekel-Zilber
Jennifer Schear
Yotam Blaushild
Liran Barak
Chen Moyal
Eyal Shaltieli
Alon Lederman
Michal Pereg
Erez Nahum
Tomer Farkash
Maor Roth
Rosie M. Ron
Zara Gold
Sahar Regev
Niva Dimor
Omer Yaniv
Nadav Yariv
Jenia Melkhior
Karin Fried
Tal Avigdory
Yehonatan Ohayon
Lital Wolfovitz
Mor Atias
Reut Alcalay
Menachem Danishefsky

Michal Weisbert
Liraz Cohen
Aviv Parienty
Keren Horowitz
Rafael Herbst
Zvika Friedman
Hadas Waissler
Sarit Shainboim
Netanel Haim
Yael Hauser
Itamar Gur
Yehuda Hommfor
Doron Hindin
Amit Laufer
Rotem Shay
Talia Blazer
Nimrod Praver
Tomer Marsha
Shani Gertzman
Nofar Asselman
Tal Zohar
Noy Levinson
Maayan Clara Padlon
Einat Steiner
Tom Waltner
Orly Erlich
Sigal Berger
Eitan Ella
Noa Gruman
Hila Dovev
Amir Zeldner
Noa Leon
Natan Rosenwasser
Grigory Danovich
Lior Sofer
Maya Rozenwax
Dana Comber

*Founding Partner

27 November 2013

File No: 10887

EXHIBIT  5.01

BluePhoenix Solutions Ltd.
601 Union Street
Suite 4616 Seattle
Washington

Ladies and Gentlemen:

We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement No. 333-191394 on  Form F-1 under the Securities Act of 1933 and the pre-effective amendment  filed by the Company with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).  The Registration Statement relates to the resale by Prescott Group Aggressive Small Cap Master Fund, G.P.  and its designated affiliates (the “Selling Shareholder”) of up to 625,000 ordinary shares of the Company, par value NIS 0.04 per share (“Ordinary Shares”) issued to the Selling Shareholder under the Amended and Restated Securities Purchase Agreement dated November 25, 2013, as detailed in the Registration Statement (the “Securities Purchase Agreement”).

In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Asia House, 4 Weizmann St., Tel-Aviv 6423904, Israel, Tel: (972)-3-692-2020, Fax: (972)-3-696-6464, e-mail: hfn@hfnco.il          www.hfn.co.il

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.  We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.  We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

Based upon the foregoing, we are of the opinion that the 625,000 Ordinary Shares registered for resale under the Registration Statement were duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ Herzog, Fox & Neeman
Herzog, Fox & Neeman